UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 21, 2012

AngioDynamics, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-50761 (Commission File Number)	11-3146460 (IRS Employer Identification No.)
14 Plaza Drive Latham, New York (Address of Principal Executive Offices)	12110 (Zip Code)

Registrant’s telephone number, including area code:  (518) 795-1400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                  Entry into a Material Definitive Agreement.

Overview

On May 22, 2012, AngioDynamics, Inc. (“AngioDynamics”) completed its acquisition of NM Holding Company, Inc., a Delaware corporation (“Navilyst”), pursuant to that certain Stock Purchase Agreement (the “Purchase Agreement”), dated as of January 30, 2012, by and among AngioDynamics, Navilyst, the stockholders of Navilyst (the “Sellers”), the optionholders of Navilyst and Avista Capital Partners GP, LLC, a Delaware limited liability company (“Avista GP”), in its capacity as sellers’ representative.  In connection with the closing and the financing of the acquisition, AngioDynamics entered into certain agreements which are summarized below.  A copy of the press release announcing the completion of the acquisition is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Credit Agreement

On May 22, 2012,  AngioDynamics entered into a Credit Agreement (the “Credit Agreement”) with the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Bank of America, N.A. and Keybank National Association as co-syndication agents, and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Keybank National Association as joint bookrunners and joint lead arrangers.

The Credit Agreement provides for a $150 million senior secured term loan facility (“Term Facility”) and a $50 million senior secured revolving credit facility, which includes up to a $20 million sublimit for letters of credit and a $5 million sublimit for swingline loans (the “Revolving Facility”, and together with the Term Facility, the “Facilities”). The proceeds of the Term Loan were used to finance a portion of the consideration for the acquisition of Navilyst.  The proceeds of the Revolving Facility may be used for general corporate purposes of AngioDynamics and its subsidiaries.  The Facilities have a five year maturity.  The Term Loan has a quarterly repayment schedule equal to 5%, 5%, 15%, 25% and 50% of its principal amount in years one through five.   Interest on both the Term Loan and Revolver will be based on a base rate or Eurodollar rate plus an applicable margin which increases as AngioDynamics’ total leverage ratio increases, and with the base rate and Eurodollar rate having ranges of 1.0% to 1.75% and 2.0% to 2.75% respectively. After default, the interest rate may be increased by 2.0%.  The Revolver will also carry a commitment fee of 0.30% to 0.50% per annum on the unused portion.

AngioDynamics’ obligations under the Facilities are unconditionally guaranteed, jointly and severally, by AngioDynamics’ material direct and indirect domestic subsidiaries (the “Guarantors”).  All obligations of AngioDynamics and the Guarantors under the Facilities are secured by first priority security interests in substantially all of the assets of AngioDynamics and the Guarantors.

On May 22, 2012,  AngioDynamics borrowed $150 million under the Term Facility to fund part of the acquisition.  The Credit Agreement includes customary representations, warranties and covenants, and acceleration, indemnity and events of default provisions, including, among other things, two financial covenants.  The first financial covenant, requires AngioDynamics to maintain, as of the end of each of its fiscal quarters, a ratio of (i) consolidated EBITDA minus consolidated capital expenditures to (ii) consolidated interest expense paid or payable in cash plus scheduled principal payments in respect of indebtedness under the Credit Agreement of not less than 1.75 to 1.00.  The second financial covenant, requires AngioDynamics to maintain, as of the end of each of its fiscal quarters, a ratio of consolidated total indebtedness to consolidated EBITDA of not more than the applicable ratios as set forth in the Credit Agreement.

J.P. Morgan Securities LLC served as a financial advisor to AngioDynamics in connection with its acquisition of Navilyst.

Stockholders Agreement

In connection with the closing of the transactions contemplated by the Purchase Agreement, AngioDynamics entered into a Stockholders Agreement (the “Stockholders Agreement”) with Avista Capital Partners, LP, Avista Capital Partners (Offshore), LP, Navilyst Medical Co-Invest LLC and, solely with respect to, and as specified in, Article IV, Avista Capital Holdings, LP (collectively, the “Stockholders”), pursuant to which, among other things,

AngioDynamics agreed to increase the size of its Board of Directors from eight (8) to ten (10) directors and granted Avista Capital Partners, L.P. (“Avista”) the right to appoint two (2) directors to AngioDynamics’ Board of Directors until such time as, with respect to the first director, the Stockholders’ beneficial ownership in AngioDynamics has been reduced below 20% of the then outstanding voting shares and, with respect to the second director, the Stockholders’ beneficial ownership in AngioDynamics has been reduced below 10% of the then outstanding voting shares.

The Stockholders Agreement contains certain standstill obligations, which prohibit the Stockholders and their controlled affiliates from taking certain actions with respect to AngioDynamics until the later of (i) seven (7) years following the closing of the Acquisition and (ii) three (3) years after the Stockholders cease to beneficially own at least five percent (5%) of the then outstanding voting shares.  For the period from the date of the Stockholders Agreement to one (1) year from the date of the Stockholders Agreement, subject to certain exceptions, the Stockholders are required to vote their voting shares in accordance with the recommendation of AngioDynamics’ Board of Directors with respect to any business or proposal on which AngioDynamics’ stockholders are entitled to vote.  For the period from the date that is one (1) year from the date of the Stockholders Agreement until the first date that the Stockholders no longer beneficially own at least ten percent (10%) of the voting securities outstanding at such time, the Stockholders agree to vote all voting securities then owned by the Stockholders either, in the sole discretion of each Stockholder, (x) in accordance with the recommendation of the Board of Directors or (y) in proportion to the votes cast with respect to the voting securities not owned by the Stockholders with respect to any business or proposal on which the stockholders of AngioDynamics are entitled to vote.  If at any time following one (1) year from the date of the Stockholders Agreement, the Stockholders beneficially own less than fifteen percent (15%) of the voting securities then outstanding and there is no stockholder designee then serving on the AngioDynamics Board of Directors pursuant to the Stockholders Agreement, the Stockholders may vote all voting securities then owned by the Stockholders in their own discretion.  In addition, from the date of the Stockholders Agreement until there is no longer a director designated by Avista serving on the Board of Directors of AngioDynamics, the Stockholders will also be subject to a non-competition covenant, which, subject to certain exceptions, will prohibit them from acquiring, holding, or otherwise investing in certain competitors of AngioDynamics and Navilyst.

The Stockholders Agreement grants the Stockholders certain registration rights with respect to their common stock and imposes certain restrictions on the Stockholders’ ability to transfer their shares of common stock, including, among other things, a twelve (12) month prohibition on the transfer of the shares of common stock issued to the Stockholders in connection with the Acquisition.

Escrow Agreement

On May 22, 2012, in connection with the closing of the transactions contemplated by the Purchase Agreement and in accordance with the Purchase Agreement, AngioDynamics, Avista GP, in its capacity as sellers’ representative under the Purchase Agreement, and JPMorgan Chase Bank, National Association, as escrow agent, entered into an Escrow Agreement (the “Escrow Agreement”), pursuant to which AngioDynamics deposited into an escrow account a portion of the purchase price consideration for the acquisition of Navilyst that included $14,901,216.64 in cash and 415,444 shares of AngioDynamics common stock otherwise issuable to the Sellers in the acquisition of Navilyst.

The escrow account, subject to certain limited exceptions, will be the sole and exclusive source of recovery to satisfy any post-closing working capital adjustment in AngioDynamics’ favor or any indemnification obligations of the Sellers under the Purchase Agreement.  To the extent that the shares of AngioDynamics common stock held in the escrow account are used to satisfy a claim under the Purchase Agreement, such shares of AngioDynamics common stock will be deemed to have a value, for purposes of payment of such claim, equal to the volume-weighted average of the per share trading prices of the AngioDynamics common stock as reported through Bloomberg (based on all trades in AngioDynamics common stock and not an average of daily averages) for fifteen (15) consecutive full trading days ending on the business day immediately preceding the applicable payment date.  The claims period in respect of indemnification claims under the Purchase Agreement will terminate on July 15, 2013, after which date the escrow agent (a) will release for distribution to the Sellers any remaining funds and shares of AngioDynamics common stock that are not subject to an outstanding, unresolved indemnification claim and (b) will continue to hold in escrow any remaining funds and shares of AngioDynamics common stock that are subject to an outstanding, unresolved indemnification claim, until such time as the claim is resolved.  The Escrow Agreement will terminate immediately and automatically following the disbursement of the entirety of the funds and shares held in the escrow account.

The foregoing descriptions of the Credit Agreement, the Stockholders Agreement and the Escrow Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Credit Agreement, the Stockholders Agreement and the Escrow Agreement, respectively, which are attached hereto as Exhibits 10.1, 2.1 and 10.2, respectively, and are incorporated herein by reference.  The Credit Agreement, the Stockholders Agreement and the Escrow Agreement have been included to provide investors and security holders with information regarding their terms.  They are not intended to be a source of financial, business or operational information, or provide any other factual information, about AngioDynamics, Navilyst or their respective subsidiaries or affiliates.  The representations, warranties and covenants contained in the Credit Agreement, the Stockholders Agreement and Escrow Agreement are made only for purposes of such agreements; are as of specific dates; are solely for the benefit of the parties thereto; may be subject to limitations agreed upon by the parties thereto, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties, instead of establishing these matters as facts; and may be subject to standards of materiality and knowledge applicable to the contracting parties that differ from those applicable to investors.  Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of AngioDynamics or Navilyst or any of their respective subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Credit Agreement, the Stockholders Agreement or the Escrow Agreement, as applicable, which subsequent information may or may not be fully reflected in AngioDynamics’ public disclosures or public disclosures concerning Navilyst.

Item 2.01.                  Completion of Acquisition or Disposition of Assets.

On May 22, 2012, pursuant to the Purchase Agreement, AngioDynamics completed its previously-announced acquisition of Navilyst.  The consideration for the acquisition of Navilyst consisted of the following:

•
Total cash consideration of approximately $237.5 million, which was used to repay Navilyst’s existing indebtedness, pay the liquidation value of the issued and outstanding preferred stock of Navilyst, pay for certain fees and costs of Navilyst and the Sellers, fund an escrow account and pay certain cash consideration to the Sellers for all the issued and outstanding shares of Navilyst common stock; and

•	9,479,607 shares of common stock, $0.01 par value, of AngioDynamics.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the actual terms of the Purchase Agreement.  The Purchase Agreement is attached as Exhibit 2.1 hereto and is incorporated herein by reference.  The Purchase Agreement is also described more fully in AngioDynamics’ Current Report on Form 8-K filed with the Securities and Exchange Commission on February 3, 2012, which Current Report is also incorporated herein by reference.

AngioDynamics funded the acquisition of Navilyst through cash on hand and the following activities:  (a) the issuance of 9,479,607 shares of AngioDynamics common stock to the Sellers; and (b) $150 million borrowed under the Credit Agreement.

A copy of the press release announcing the completion of the acquisition is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.03.                  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure provided under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 as if fully set forth herein.

Item 3.02.                  Unregistered Sales of Equity Securities

As described in Item 2.01, on May 22, 2012, pursuant to the Purchase Agreement, AngioDynamics issued 9,479,607 shares of AngioDynamics common stock to the Sellers in a private transaction.  The shares of AngioDynamics common stock issued to the Sellers in connection with the acquisition of Navilyst were offered and sold in reliance upon the exemption from registration provided by Section 4(2) under the Securities Act of 1933 (the “Securities Act”).  The offer and sale of shares of AngioDynamics common stock to the Sellers, as a portion of the consideration for the acquisition of Navilyst, was a privately negotiated transaction with the Sellers that did not involve a general solicitation.  The certificates representing the shares of AngioDynamics common stock issued in connection with the acquisition of Navilyst contained a legend to the effect that such shares are not registered under the Securities Act and may not be sold or transferred except pursuant to a registration which has become effective under the Securities Act or pursuant to an exemption from such registration.

Item 5.02.                  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Under the Stockholders Agreement, Avista has the right to appoint two (2) directors to AngioDynamics’ Board of Directors until such time as, with respect to the First Stockholder Designee (as defined in the Stockholders Agreement), the Stockholders’ beneficial ownership in AngioDynamics has been reduced below 20% of the then outstanding voting shares and, with respect to the Second Stockholder Designee (as defined in the Stockholders Agreement), the Stockholders’ beneficial ownership in AngioDynamics has been reduced below 10% of the then outstanding voting shares.

On May 21, 2012, in connection with the closing of the acquisition of Navilyst and in accordance with the terms of the Stockholders Agreement, the AngioDynamics board of directors increased the size of the board of directors from eight (8) to ten (10) directors and appointed David Burgstahler and Sriram Venkataraman as directors of AngioDynamics effective as of closing of the transactions contemplated by the Purchase Agreement.  Sriram Venkataraman, as  the First Stockholder Designee, was appointed as a Class II director of AngioDynamics.  David Burgstahler, as the Second Stockholder Designee, was appointed as a Class III director of AngioDynamics.

David Burgstahler is eligible to receive compensation provided to AngioDynamics’ non-employee directors.  Directors who are not AngioDynamics’ employees receive an annual retainer of $24,000, in addition to $1,500 for each board meeting attended in person and for each telephonic meeting of the board of directors in which they participate.  Directors who are not AngioDynamics’ employees also receive an annual grant of options to purchase 7,000 shares of AngioDynamics common stock and 3,000 restricted stock units, each of which vests one-fourth per year over four years from the grant date.  New directors receive options for 25,000 shares of AngioDynamics common stock upon joining AngioDynamics’ board of directors, which vest one-fourth per year over four years from the grant date.  Under the Stockholders Agreement, Sriram Venkataraman, as the First Stockholder Designee, will not receive the director compensation (including fees and any non-cash equity or other consideration) that is payable by AngioDynamics to non-employee directors generally.

There are no arrangements or understandings between Messrs. David Burgstahler and Sriram Venkataraman and any other person pursuant to which they were elected as directors other than the Purchase Agreement and Stockholders Agreement.  There are no transactions in which Messrs. David Burgstahler and Sriram Venkataraman has an interest requiring disclosure under Item 404(a) of Regulation S-K.  Messrs. David Burgstahler and Sriram Venkataraman have not been appointed to any committees of the Board of Directors.  AngioDynamics' Board of Directors has determined that David Burgstahler and Sriram Venkataraman are independent under the Nasdaq listing standards.  The disclosure provided under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02 as if fully set forth herein.

Item 9.01.                  Financial Statements and Exhibits.

(a)   Financial Statements of Businesses Acquired.

The audited consolidated balance sheets of Navilyst as of December 31, 2011, and December 31, 2010, and the consolidated statements of operations, changes in stockholders’ equity and cash flows for each of the years ended December 31, 2011, December 31, 2010 and December 31, 2009, and the notes related thereto are attached as Exhibit 99.2 and incorporated by reference herein.  The unaudited interim consolidated balance sheet of Navilyst as of March 31, 2012 and December 31, 2011, and the unaudited consolidated statements of operations and cash flows for the three months ended March 31, 2012 and March 31, 2011, and the notes related thereto are attached as Exhibit 99.3 and incorporated by reference herein.

(b)   Pro Forma Financial Information.

As permitted by Item 9.01(b)(2) of Form 8-K, AngioDynamics will file the pro forma financial information required by Item 9.01(b)(1) of Form 8-K pursuant to an amendment to this Form 8-K within 71 calendar days after the date this Form 8-K is required to be filed.

(d)   Exhibits.

2.1
Stock Purchase Agreement, dated as of January 30, 2012, by and among AngioDynamics, Inc., NM Holding Company, Inc. (“Navilyst”), the stockholders of Navilyst, the optionholders of Navilyst and the sellers’ representative (incorporated by reference to Exhibit 2.1 to the Form 8-K as filed with the SEC on February 3, 2012).

2.2	Stockholders Agreement, dated as of May 22, 2012, among AngioDynamics, Inc. and the stockholders set forth on the signature pages thereto.

10.1
Credit Agreement, dated as of May 22, 2012, by and among AngioDynamics, Inc., the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Bank of America, N.A. and Keybank National Association as co-syndication agents,  and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Keybank National Association as joint bookrunners and joint lead arrangers.

10.2
Escrow Agreement, dated as of May 22, 2012, by and among AngioDynamics, Inc., Avista Capital Partners GP, LLC, as sellers’ representative, and JPMorgan Chase Bank, National Association, as escrow agent.

23.1	Consent of Ernst & Young LLP.

99.1	Press Release, dated May 22, 2012.

99.2
The audited consolidated balance sheets of Navilyst as of December 31, 2011, and December 31, 2010, and the consolidated statements of operations, changes in stockholders’ equity and cash flows for each of the years ended December 31, 2011, December 31, 2010 and December 31, 2009, and the notes related thereto (incorporated by reference to AngioDynamics’ Proxy Statement on Schedule 14A filed with the SEC on April 2, 2012).

99.3
The unaudited interim consolidated balance sheet of Navilyst as of March 31, 2012 and December 31, 2011, and the unaudited consolidated statements of operations and cash flows for the three months ended March 31, 2012 and March 31, 2011, and the notes related thereto.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGIODYNAMICS, INC.

Date: May 25, 2012	By:	/s/ D. Joseph Gersuk
D. Joseph Gersuk
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description	Paper (P) or Electronic (E)

2.1
Stock Purchase Agreement, dated as of January 30, 2012, by and among AngioDynamics, Inc., NM Holding Company, Inc. (“Navilyst”), the stockholders of Navilyst, the optionholders of Navilyst and the sellers’ representative (incorporated by reference to Exhibit 2.1 to the Form 8-K as filed with the SEC on February 3, 2012).

E
2.2	Stockholders Agreement, dated as of May 22, 2012, among AngioDynamics, Inc. and the stockholders set forth on the signature pages thereto.	E
10.1
Credit Agreement, dated as of May 22, 2012, by and among AngioDynamics, Inc., the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Bank of America, N.A. and Keybank National Association as co-syndication agents, and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Keybank National Association as joint bookrunners and joint lead arrangers.

E
10.2
Escrow Agreement, dated as of May 22, 2012, by and among AngioDynamics, Inc., Avista Capital Partners GP, LLC, as sellers’ representative, and JPMorgan Chase Bank, National Association, as escrow agent.

E
23.1	Consent of Ernst & Young LLP.	E
99.1	Press Release, dated May 22, 2012.	E
99.2
The audited consolidated balance sheets of Navilyst as of December 31, 2011, and December 31, 2010, and the consolidated statements of operations, changes in stockholders’ equity and cash flows for each of the years ended December 31, 2011, December 31, 2010 and December 31, 2009, and the notes related thereto (incorporated by reference to AngioDynamics’ Proxy Statement on Schedule 14A filed with the SEC on April 2, 2012).

E
99.3
The unaudited interim consolidated balance sheet of Navilyst as of March 31, 2012 and December 31, 2011, and the unaudited consolidated statements of operations and cash flows for the three months ended March 31, 2012 and March 31, 2011, and the notes related thereto.
E